Exhibit 3.2

BYLAWS OF

PURE BIOSCIENCE

(Adopted by the Board of Directors on February 21, 2008

ARTICLE I - PURPOSES AND POWERS

Section 1 — Purposes and Powers

        PURE shall have such purposes, and shall exercise such powers in furtherance of its purposes, as are now or may hereafter be set forth in the Articles of Incorporation of the Corporation and pursuant to California and U.S. law.

ARTICLE II - MEETINGS OF SHAREHOLDERS

Section 1 – Shareholder Meetings

        Meetings of the shareholders of PURE including an Annual Meeting and Special Meetings shall be held as designated from time to time by the Board of Directors. A special meeting of the shareholders of PURE may be called by one or more shareholders holding shares in the aggregate entitled to cast not less than five percent (5%) of the votes at that meeting. A shareholder call for a special meeting shall be in writing, specifying the date and time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered to the Chairman of the Board, the President; any Vice President or Vice Presidents; and the Secretary of the Corporation.

Section 2 — Notice of Special Meetings Called by Shareholders

        If a special meeting of the shareholders of PURE is called by any person or persons other than the Board of Directors, any Officers of the Corporation receiving such a request shall cause notice to be normally given to the shareholders of record entitled to vote at such meeting in accordance with the these bylaws, California and U.S. law. If notice of such meeting is not given within thirty (30) days after the receipt of the request, then the person or persons entitled to call the meeting may give the notice directly to the shareholders entitled to vote at such meeting or may petition the Superior court of the county in which the principal executive office of PURE is maintained to order the giving of such notice by the Corporation. Nothing contained in this Section 2 shall be construed as limiting, fixing or affecting the date and time when an annual or special meeting of the shareholders called by an action of the Board of Directors may be held.

Section 3 — Notice of Meetings of the Shareholders

        All notices of meetings of the shareholders of PURE shall be sent to each shareholder entitled to vote at any such meeting not less than ten (10) nor more than sixty (60) days before the date of any such meeting. Such notices shall conform to California law and the delivery of proxy and other voting materials to shareholders pursuant to U.S. law.

        If any notice addressed to a shareholder of PURE at the address of that shareholder appearing in the books of the Corporation is returned as undeliverable by the United States Postal Service, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder at the principal executive office of the Corporation for a period of one year from the date of giving of such notices or reports upon the written demand of said shareholder for the availability of any such notices or reports.

Section 4 — Quorum

        The presence in person or by proxy of the holders of any percentage exceeding thirty three and one third percent (33.3%) of the outstanding shares entitled to vote at any meeting of the shareholders of the Corporation shall constitute a quorum for the transaction of business at any such meeting.

        The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum.

Section 5 — Adjourned Meeting

        Any meeting of the shareholders of PURE whether annual or special and whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at any such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such a meeting.

        When any meeting of the shareholders, either annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place for the continuance of such meeting are announced at any such meeting at which such adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty five (45) days from the date set for the original meeting, in which case the Board of Directors of the Corporation shall set a new record date.

        Notice of any such adjourned meeting which shall have a new record date fixed shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with these bylaws.

        At any adjourned meeting, the shareholders of the Corporation may transact any business which might have been transacted at the original meeting provided that a quorum is present at such adjourned meeting.

Section 6 — Voting

        The shareholders of PURE entitled to vote at any meeting of the shareholders shall be determined in accordance with the provisions these bylaws. Any vote of the shareholders may be by voice vote or by ballot; provided, however, that any election of Directors must be by ballot.

        On any matter other than the election of Directors, any shareholder may vote part of the shareholder’s shares in favor of the proposal, part of said share against the proposal, and may refrain from voting any remaining shares, but if such shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote.

        If a quorum is present, the affirmative vote of at least a simple majority of the shares attending or represented at any such meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater percentage of voting shares is required by the Articles of Incorporation of the Corporation or by these Bylaws.

        Shareholders of non-voting shares, as may be issued at the direction of the Board of Directors of the Corporation in accordance with federal and state securities laws, shall have no right to notice of, to attend, or to vote at said meetings, and language implementing this restriction shall be placed upon the certificates for any such non-voting shares of the Corporation.

        At a meeting of the shareholders at which Directors are to be elected shareholders shall NOT be entitled to cumulate votes to the extent permitted under California law.

        Each candidate for the Board of Directors shall be voted upon separately, and the candidates receiving the highest number of affirmative votes of the voting shares held by the shareholders, up to the number of Directors to be elected, shall be elected as Directors of the Corporation.

Section 7 — Record Date for Notice and Voting

        For purposes of determining the shareholders entitled to notice of any meeting, the Board of Directors shall fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting nor and in this event only shareholders of record on the date so fixed are entitled to notice and to vote notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as may be provided for by the laws of the State of California.

Section 8 — Proxies

        Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or through one agent authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed when a shareholder’s signature is manually placed on the proxy by the shareholder or the shareholder’s attorney-in-fact.

        A validly executed proxy which does not state that it is irrevocable shall continue in force and effect unless revoked by the shareholder executing it before its next exercise by a written notice delivered to PURE stating that the proxy has been revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the shareholder who executed such proxy. Any such proxy shall be deemed terminated and void if written notice of the death or incapacity of the maker of the proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided for in any such proxy.

Section 9 — Inspectors of Election

        Before any meeting of the shareholders of PURE, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at any such meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). The decision of the chairman of the meeting on inspectors shall be final.

        If any person appointed as an inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or shareholder’s proxy shall, appoint a person to fill that vacancy.

        The inspectors of election shall:

(a)	determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of the quorum and the authenticity, validity and effect of proxies;

(b)	receive votes, ballots or consents;

(c)	hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	count and tabulate all votes and consents;

(e)	determine when the polls shall close;

(f)	determine the results of any votes; and

(g)	do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III - CAPITAL STOCK, DIVIDENDS AND RIGHTS OF SHAREHOLDERS

Section 1 — Common Shares and Other Classes of capital Stock

        The holders of shares of voting common stock of PURE are entitled to one vote per share on each matter to be decided by the shareholders. However, the Board of Directors is authorized to take, or order taken, any action required to increase the authorized issue of shares and the classes and. types of capital stock and other securities of the Corporation, including common stock and preferred stock, without first seeking the approval of the holders of shares of voting common stock or the holders of any other securities of PURE.

Section 2 — Issuance of Securities Without Shareholder Approval

        The Board of Directors is empowered to authorize and issue corporate stock of various amounts, classes and types, and also to authorize the sale or issuance of warrants, options or other rights pursuant to such corporate stock, for valid purposes of PURE or its business or expansion without first obtaining the approval of the shareholders to the extent permitted under California law.

Section 3 — Dividends and Distributions

        The declaration and payment of dividends or distributions, if any, by PURE on its common stock or any other securities, if any, shall be at the sole discretion of the Board of Directors.

        Any such declaration or payment of any cash or capital stock dividends or distributions by the Board of Directors will depend upon, among other things, the Corporation’s earnings, capital requirements, the position of the Corporation, general economic conditions, and other relevant factors.

Holders of PURE’ shares are entitled to receive any dividends or distributions which the Board of Directors may declare from time to time out of funds legally available for that purpose, if any, on a pro-rata basis. For the purposes of this provision, the term “pro-rata basis” means that the holders of shares of common stock shall be entitled to equal dividends and distributions with respect to the other holders of shares of common stock; and the holders of any other class or type of stock eligible for the payment of dividends or distributions shall be entitled to equal dividends and distributions with respect to the other holders of such any other class or type of stock eligible for the payment of dividends or distributions in accordance with the respective terms and conditions established by the Board of Directors for the payment of such dividends or distributions, as, and if declared by the Board of Directors from funds legally available for such dividends.

        The Board of Directors may, in its sole discretion, decide not to declare any dividends or distributions on said shares of common stock or any other class or type of stock eligible for the payment of dividends or distributions until such time as PURE is fully established and profitable and has an excess of retained earnings sufficient for anticipated corporate expansion and development activities.

Section 4 — Certain Rights of Shareholders

        The holders of shares and other securities of PURE shall have no preemptive right to invest in new issues of shares or other securities, but the Corporation may offer any such new issues to shareholders of record prior to offering them to outside investors to the extent permitted by the laws of the State of California or any other applicable laws or statutes. Shares of common stock in PURE are not callable nor are they subject to redemption, and said shares will convey no special rights or privileges upon the holders thereof.

ARTICLE IV — DIRECTORS

Section 1 — Powers

        Subject to the provisions of the laws of the State of California and any limitation in the Articles of Incorporation of PURE and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed by, and all Corporate powers shall be exercised by or under the direction of, the Board of Directors of PURE.

        The Board of Directors may delegate the day-to-day operation of the Corporation to the Officers of PURE, to a management company, or to other persons, provided that the business of PURE shall be managed and all Corporate powers shall be exercised under the ultimate direction and discretion of the Board of Directors.

        The Board of Directors shall elect a Chairman of the Board of Directors, whose term as Chairman shall continue until the next election of Directors, until resignation or removal, or until a replacement Chairman is elected by the assenting vote of the majority of the Directors. Each Director shall comply with any written conflict of interest policy which is adopted by PURE pursuant to a resolution of the Board of Directors, if any.

Section 2 — Number and Qualification of Directors

        The authorized number of Directors of PURE shall not be less than one (1) unless changed by amendment of the Articles of Incorporation or by a duly adopted Bylaw amending this Section 2 of Article IV. The exact number of Directors shall be fixed, and may from time to time be changed, by the Board of Directors without further amendment of these Bylaws. Directors need not be shareholders of PURE or residents of the State of California.

Section 3 — Election and Term of Office of Directors

        Directors of PURE shall be elected at each annual meeting of the shareholders and shall hold office until the next annual meeting of the shareholders. Each Director, including a Director elected to till a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4 — Vacancies

        Vacancies in the Board of Directors may be filled by the assenting vote of a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the shareholders or by court order may be filled only by the vote or consent of the holders of any percentage exceeding fifty percent (50%) of the outstanding shares of PURE entitled to vote at a duly held meeting at which a quorum is present. Each Director so elected shall hold office until the next annual meeting of the shareholders of PURE and until a successor has been elected.

        A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any Director, or if the Board of Directors, by resolution, declares vacant the office of a Director who has been declared unsound of mind by order of court, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of the shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at any such meeting.

        The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent other than to fill a vacancy created by removal shall require the consent of the holders of any percentage exceeding fifty percent (50%) of the outstanding shares of PURE entitled to vote.

        Any Director may resign effective upon the giving of written notice to the Chairman of the Board of Directors, or to the President or Secretary of the Corporation, unless such notice specifies a later date and time for such resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

Section 5 — Removal of Directors

        Any Director may be removed from office, with or without cause, at a meeting called expressly for that purpose, by the vote or written consent of the holders of any percentage exceeding fifty percent (50%) of the outstanding shares of PURE entitled to vote. Any Director may be removed for cause upon the vote of not less than two thirds of the remaining Directors.

Section 6 — Annual Meeting

        Immediately following each annual meeting of the shareholders, the Board of Directors shall hold a regular meeting to provide for any election of Officers, and the transaction of any other corporate business. No notice of this meeting shall be required.

Section 7 — Place of Meetings and Meetings By telephone

        Regular and special meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated in these Bylaws or from time to time by resolution of the Board of Directors.

        In the absence of such designation, regular meetings shall be held at the principal executive office of PURE. Any meeting of the Board of Directors, either regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating can hear one another, and all such Directors shall be deemed to be present in person at such meeting.

Section 8 — Other Regular Meetings

        Other regular meetings of the Board of Directors shall be held without notice at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice so long as the Board of Directors has fixed a time for such regular meetings. Meetings of the Board of Directors shall be held as often as necessary but not less than annually.

Section 9 — Special Meetings and Notices Thereof

        Special meetings of the Board of Directors for any purpose of purposes may be called at any time by the Chairman of the Board of Directors, by the President, or by any Director of PURE. Notice of the date, time and place of any such meeting shall be delivered to the email address designated by each Director. If no such email address is designated notice shall be delivered personally or sent by first class mail, postage prepaid, addressed to each Director at that Director’s address as it is shown on the records of PURE.

        In case such notice is mailed, it shall be deposited in the United States mail at least ten (10) days prior to the date of the holding of any such meeting. In case such notice shall be otherwise delivered, it shall be delivered at least seventy two (72) hours prior to the date and time of the holding of any such meeting.

        Any such notice need not specify the purpose of the meeting nor the place of the meeting if such meeting is to be held at the principal executive office of PURE. If the meeting is to be held via telephonic conference call or otherwise the Notice shall include instructions and such access codes are necessary for Directors to so participate.

Section 10 — Quorum and Assent of Directors

        A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article IV.

        Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. All such acts or decisions shall be deemed to have been assented to by all of the Directors of PURE unless any Director shall state his or her dissension or disapproval of any such act or decision at and during any such meeting.

        A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 11 Waiver of Notice

        The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though made at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes.

        The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the Corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be, or have been, given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to that Director.

Section 12 — Adjournment

        A majority of the Directors present, whether or not constituting quorum, may adjourn any meeting to another time and place.

Section 13 — Notice of Adjournment

        Notice of the date, time and place of holding an adjourned meeting of the Board of Directors need not be given to any Director, unless the meeting is adjourned for more than twenty four(24) hours, in which case notice of the date, time and place of such adjourned meeting shall be given prior to such meeting in accordance with the provisions of Section 9 and Section 11 of this Article IV to any Directors who were not present at the time of adjournment of the adjourned meeting.

Section 14 — Action Without Meeting

        Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if a simple majority of the Board of Directors shall individually or collectively consent in writing to that action.

        Such action by written consent shall have the same force and effect as a majority vote of the Board of Directors. Such written consent or consents shall be filed with the Secretary of PURE and shall be maintained in the corporate records.

Section 15 — Fees and Compensation of Directors

        The Directors of PURE will not receive regular salaries or wages for acting in their capacities as such, but may be compensated for time spent and expenses actually incurred in the performance of their duties as Directors.

        However, Directors and members of committees may receive such compensation, if any, for their services, and such reimbursements of expenses, as may be fixed or determined by an affirmative vote of a simple majority of the Board of Directors.

        This Section 15 shall not be construed to preclude any Director from serving the Corporation &5 an Officer, employee, agent or otherwise, and from receiving compensation of any kind, including salary or wages, for those services.

ARTICLE V COMMITTEES

Section 1 — Committees of Directors

        Committees of Directors are of two kinds, those having legal authority to act for PURE, and advisory committees. Except as otherwise specifically provided: in these Bylaws; all committees of Directors shall meet as often as necessary, but at least annually.

        The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees as having legal authority to act for the Corporation or as advisory committees, and all such committees shall serve at the pleasure of, and for a duration subject to, the sole discretion of the Board of Directors, and may be dissolved and terminated at any time without notice or cause by a resolution of the Board of Directors.

        The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member at any meeting of the committee.

        Any committee having legal authority to act for PURE, to the extent provided for in the resolution of the Board of Directors, shall have the full authority of the Board of Directors except with respect to:

(a)	the approval of any action which, by law or statute, also requires the approval of the shareholders or the approval of the outstanding shares;

(b)	the filling of vacancies of the Board of Directors or of any committee thereof;

(c)	the fixing of compensation of the Directors for serving on the Board of Directors or of any committee thereof;

(d)	the amendment or repeal of Bylaws or the adoption of new bylaws;

(e)	the amendment or repeal of any resolution of the board of Directors;

(f)	declaring a distribution, except as may be directed by the Board of Directors; or

(g)	the appointment of any other committee of the Board of Directors or the appointment of members of those committees.

Section 2 — Meetings and Actions of Committees with Authority

        Meetings and actions of committees having legal authority to act shall be governed by, and held and taken in compliance with the provisions of Section 7, Section 8, Section 10, Section 11, Section 12, Section 13 and Section 14 of Article IV of these Bylaws.

        These Sections of Article IV shall be interpreted with such changes in the context of these Sections as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of the regular meetings of the committees may be determined either by a resolution of the Board of Directors or by a resolution of the committee, and that all special meetings of the committees shall be called by a resolution of the Board of Directors and notice for any such special meetings shall be given to all alternate members of such committees, who shall have the right to attend all meetings of the committees which they are respectively alternate members of. The Board of Directors may adopt rules for the governing of any committee not inconsistent with the provisions of these Bylaws.

Section 3 — Advisory Committees

        The Board of Directors may appoint one or more advisory committees. Advisory committee membership may consist of Directors only or of both Directors and non-directors, or of non-directors only, and may include non-voting members and alternate members.

        The chairmen and members of advisory committees shall be appointed by and serve at the pleasure and sole discretion of the Board of Directors of PURE, and all such advisory committees may be dissolved and terminated without prior notice and without cause by a resolution of the Board of Directors.

        The chairmen and members of advisory committees shall receive such compensation, if any, as may be established by a resolution of the Board of Directors or any duly formed Compensation Committee.

ARTICLE VI — OFFICERS

Section 1 — Officers

        The Officers of PURE shall include a President/Chief Executive Officer, a Treasurer/Chief Financial Officer, and a Secretary. The Board of Directors may also appoint additional officers of the Corporation in accordance with the provisions of Section 2 of this Article VI. To the extent provided for by the laws of the State of California, any number of offices may be held by the same person. The salaries and other compensation of the Officers of PURE shall be fixed by a the Board of Directors as recommended by any duly constituted Compensation Committee, and the Board of Directors may require any Officer to give security for the faithful performance of his or her duties, either by contract, agreement, bond, or other such instrument of security.

Section 2 — Appointment of Officers

        The Officers of PURE, except such Officers as may be appointed in accordance with Section 3 or Section 5 of this Article VI, shall be appointed by the Board of Directors, and each shall serve at the pleasure of, and for a duration determined at the sole discretion of, the Board of Directors, subject to the rights, if any, of an Officer employed under an employment agreement. When authorized by the Board of Directors, any Officer may be appointed for a specified term under an employment agreement.

Section 3 — Removal and Resignation of Officers

        Subject to the rights of an Officer pursuant to an employment agreement, if any, any Officer appointed by the Board of Directors may be removed from office at any time by the Board of Directors, with or without cause or prior notice.

        Any Officer not appointed by the Board of Directors may be removed at any time by the Officer who appointed that Officer or by the Board of Directors, with or without cause or prior notice. When authorized by the Board of Directors, any Officer may be appointed for a specified term under an employment agreement. Notwithstanding that an Officer is so appointed, any such Officer may be removed from office at any time pursuant to the provisions of this Section 4, and any such Officer shall have no claim against PURE on account of such removal other than for such monetary compensation as the Officer may be entitled to under the terms of an employment agreement, if any.

        Any Officer may resign at any time by giving written notice to either the President or Secretary of PURE. Any resignation shall take effect upon receipt or at any later date and time specified in that notice, and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

        Any resignation is without prejudice to the rights, if any, of PURE pursuant to any contract or agreement, including an employment agreement, to which the Officer is a party.

Section 4 — Subordinate Officers

        The Board of Directors may appoint, and may empower the President-Chief Executive Officer of PURE to appoint, such other Officers as the business and management of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided for in these Bylaws or as the Board of Directors may from time to time determine.

Section 5 — Vacancies in Offices

        A vacancy in any office because of death, disability, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 6 — Chairman of the Board of Directors

        The Chairman of the Board of Directors shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be assigned to him or her from time to time by the Board of Directors or as are set forth in these Bylaws.

        In the absence of the Chairman of the Board of Directors, the Directors shall appoint one of themselves to preside as Acting Chairman over any such meeting from which the Chairman of the Board of Directors is absent.

Section 7 — Chief Executive Officer and President

        Subject to such supervisory powers as may be given by the Board of Directors of PURE to the Chairman of the Board of Directors, if any, the President shall, subject to the control of the Board of Directors, share the general supervision, direction and control of the business and of the Officers of PURE.

        The President, who may also be called the Chief Executive Officer, shall preside at all meetings of the shareholders of PURE and shall have the general powers and perform the duties of management usually vested in the offices of chief executive officer and president of a corporation, and shall have such other powers and perform such other duties as may be conferred by the Board of Directors or by these Bylaws. Two persons may serve as the Chief Executive Officer and President, or one person may serve in both capacities.

Section 8 — Vice Presidents

        In the absence or disability of the President, the Vice President or Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all of the duties of the. President, and when so *acting, shall have all of the powers of, perform alt of the duties of, and be subject to all of the restrictions upon, the President.

        The Vice President, or Vice Presidents, shall have such other powers and perform such other duties as from time to time may be conferred by the Board of Directors, by the Chairman of the Board of Directors, by the President, and by these Bylaws.

Section 9 – Treasurer

        The Treasurer of PURE, who may also be known as the Chief Financial Officer, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the cash and other negotiable instruments, and of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.

        These books and records of accounts shall be available at all reasonable times for inspection by any Director or the President of PURE and as is further provided in Article VII of these Bylaws.

        The Treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name of PURE with such depositories as may be designated by the Board of Directors.

        The Treasurer shall disburse the funds of PURE as may be ordered by the Board of Directors, shall render to the Board of the Directors and the President of PURE, whenever requested, an account of all of his or her transactions as Treasurer, and shall have such other powers and perform such other duties as may be conferred by the Board of Directors or these Bylaws.

Section 10 — Secretary

        The Secretary of PURE shall keep, or cause to be kept, at the principal executive office of PURE or at such. other place as the Board of Directors may direct, a book of minutes of all meetings and actions of the Board of Directors, of committees of Directors, and of meetings and actions of the shareholders, with the time and place of holding, whether such meetings were regular or special.

        In the case of special meetings, the book of minutes shall also denote how such meeting was authorized, the notice given, the names of those present at meetings of the Board of Directors or committees of Directors, the number of shares present or represented at meetings of the shareholders, and a summary of all proceedings, including actions taken by resolution, waiver, consent or approval.

        The Secretary shall also keep, or cause to be kept, at the principal executive office of PURE or at the office of the Corporation’s transfer agent or registrar, as determined by a resolution of the Board of Directors, a share register.

        If the original share register is not kept at the principal executive office of the Corporation, a duplicate share register shall be maintained by the Secretary at that location.

        This share register, whether original or duplicate, shall show the names and addresses of all shareholders, the number and classes of shares held by each shareholder, the number and date of certificates issues for the same, and the number and cancellation date of every certificate surrendered or otherwise canceled.

        The Secretary shall give, or cause to be given, notices of all meetings of the shareholders and meetings of the Board of Directors for which notice is required to be given by law or by these Bylaws, shall keep the seal of the Corporation in safe custody should one be adopted, and shall have such other powers and perform such other duties as may be conferred by the Board of Directors or these Bylaws.

Section 11 — Reimbursement of PURE

        Any payments made to an Officer or Director of PURE which shall be made without the expressed approval of the Board of Directors and which shall be disallowed in whole or in part by the Internal Revenue Service, shall be reimbursed by such Officer to PURE to the full extent of such disallowance, to the extent required by the Board of Directors in its sole discretion. It is the duty of the Board of Directors to enforce the reimbursement of any such amount disallowed. At the sole discretion of the Board of Directors, proportionate amounts may be withheld from the Officer’s or Director’s future compensation payments until the amount owed has been recovered.

ARTICLE VII — INDEMNIFICATION

Section 1 — Agents, Proceeding and Expenses

        For the purposes of these Bylaws, ““agent” means any person who is or was a Director, Officer, employee or appointee of PURE, or is or was serving at the request of the Corporation as a director, officer, employee or appointee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

        “Proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and ‘1expenses’ includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of Article VII.

Section 2 — Actions Other Than By PURE

        Any indemnification as provided for in this Article VII is intended to be afforded to those persons qualified for such indemnification to the maximum extent permitted by federal law or the laws of the State of California.

        PURE shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, other than an action by or on behalf of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was an agent of PURE, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, if such person had no reasonable cause to believe that his or her conduct was unlawful.

        The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of PURE or that the person had reasonable cause to believe that his or her conduct was unlawful.

Section 3 — Actions. By PURE

        PURE shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or on behalf of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of PURE.

        Such indemnification shall be against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner which such person believed to be in the best interests of PURE and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

        No; indemnification shall be made under this Section 3 in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to PURE in the performance of such person’s duty to the Corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine.

Section 4 — Successful Defense By Agent

        To the extent that an agent of PURE has been successful on the merits in defense of any proceeding referred to in Section 2 or Section 3 of this Article VII, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5 — Required Approval

        Except as provided in Section 4 of this Article VII, any indemnification under this Article VII shall be made by PURE only if authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 and Section 3 of this Article VII by:

(a)	approval by the affirmative vote of the holders of any percentage exceeding fifty percent (50%) of the outstanding shares of PURE entitled to vote at a duly held meeting at which a quorum is present or by the written consent of any percentage exceeding fifty percent (50%) of the outstanding shares of PURE entitled to vote ; or

(b)	a simple majority vote of a quorum of the Board of Directors; or

(c)	the court in which such proceeding is or was pending, upon application made by PURE or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

Section 6 — Advance of Expenses

        Expenses incurred in defending any proceeding may be advanced by PURE prior to the final disposition of such proceeding upon receipt of an agreement by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article VII.

Section 7 — Other Contractual Rights

        Nothing contained in this Article VII shall affect any right to indemnification to which any person may be entitled pursuant to contractual agreement with the Corporation.

Section 8 — Limitations

        No indemnification or advance shall be made under this Article VII, except as provided in Section 4 or Section 5(c), in any circumstances where it appears that it would be inconsistent with a provision of the Articles of Incorporation, a resolution of the shareholders, or an agreement which prohibits or otherwise limits indemnification and which was in effect at the time of the occurrence of the alleged cause of action asserted in the proceeding with respect to which the expenses were incurred or other amounts were paid; or with any condition expressly imposed by a court in approving a settlement.

Section 9 — Insurance

        The Board of Directors of PURE may require the Corporation to purchase and maintain liability insurance on behalf of any agent of PURE who the Board of Directors may designate.

        If so required by the Board of Directors, said insurance shall insure any such agent of PURE against any liability asserted against or incurred by the agent in his or her capacity as an agent or arising out of the agent’s status as such, whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article VII.

Section 10 — Fiduciaries of Corporate Employee Benefit Plan

        This Article VII does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person also may be an agent of PURE as defined in Section 1 of this Article VII. Nothing contained in this Article VII shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise to the extent permitted by applicable law.

ARTICLE VIII - RECORDS AND REPORTS

Section 1 — Maintenance and Inspection of Share Register

        PURE shall keep at its principal executive office, *or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

        A shareholder or shareholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation and who have filed a Schedule 13G or 13D with the United States Securities and Exchange Commission, shall have the absolute right to do either or both of the following:

(a)	inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) days prior written demand delivered to, and received by, the Corporation; and

(b)	obtain from the transfer agent of PURE, upon written demand, receipt thereof, and upon tendering such transfer agent’s usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of an available record date specified by the shareholder subsequent to the date of such demand.

        This list shall be made available to any such shareholder by the Secretary of PURE, its registrar, or its transfer agent on or before the later of ten (10) business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. Any inspection and copying under this Section 1 must be made in person by the shareholder or proxy holder.

        Pursuant to this Section 1, and for any other valid purpose either set forth in these Bylaws or not so set forth, no such list of shareholders shall be provided to any such shareholder, nor shall any such shareholder or proxy inspect any record of shareholders, unless any such shareholder shall duly execute an acceptable confidentiality and non-disclosure agreement pursuant to the possession and use of any such list of shareholders and shall further attest to the validity of purpose and intent for which any such shareholder shall demand any such list of shareholders, and further shall indemnify PURE against any claims arising from any such shareholder’s possession or use of any such list of shareholders.

Section 2 — Maintenance and Inspection of the Bylaws

        PURE shall keep at its principal executive office, or if its principal. executive offices not in the State of California,. at its principal business office within the State of California, if any, the original or a copy of these Bylaws as amended to date, which shall be available for inspection by the shareholders at all reasonable times during office hours upon prior written notice by any such shareholders to PURE of at least one (1) day.

        If the principal executive office of PURE is outside the State of California, and the Corporation has no principal business office in the State of California, the Secretary shall, upon written request of any shareholder, furnish to that shareholder a copy of these Bylaws as amended to date.

        Shareholders shall be entitled to receive one such copy of these Bylaws free of charge, and shall pay reasonable copying, shipping and handling costs associated with any additional copies of these Bylaws which they may request.

Section 3 — Maintenance and Inspection of Other Records

        The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places as may be designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of PURE.

        The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be available for inspection upon the written demand of any shareholder or proxy holder, at any reasonable time during usual business hours, for a purpose reasonably related to the shareholder’s interests as a shareholder or as the holder of a proxy.

        The inspection must be made in person by the shareholder or proxy holder, and shall include the right to copy and make extracts. However, no shareholder’s or proxy holder’s right to inspect, make extracts, and copy shall extend to any material, whether written or in any other form, which has been designated by any Officer or Director of PURE as proprietary or confidential with respect to the business of the Corporation. PURE may charge any such shareholder or proxy holder reasonable fees associated with such copying.

Section 4 — Inspection By Directors

        Every Director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of PURE. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents with the exception of documents which have been designated by the Board of Directors as confidential or proprietary with respect to the business of PURE.

Section 5 — Annual Report to Shareholders

        The Board of Directors may resolve to provide shareholders with annual reports concerning the operations and performance of PURE in the previous fiscal year, or such annual reports shall be automatically provided to shareholders if required by law or pursuant to the effective registration of any securities offering of PURE as provided for by the Securities Act of 1933, or any regulations promulgated thereunder, or the securities laws of any state in which PURE offers and sells securities.

        Such annual reports shall include financial statements including a balance sheet, an income statement, a cash flow statement and a statement of shareholders’ equity, and said financial statements shall be audited by an independent certified public accountant if so required by applicable law or regulation or if PURE shall have more than two hundred (200) shareholders, and said annual report shall also include a summary description of any major business or other events, activities, occurrences or results affecting the condition of PURE during such previous fiscal year.

Section 6 — Other Reports to Shareholders

        The Board of Directors may resolve to provide shareholders with quarterly reports concerning the operations and performance of PURE, or such quarterly reports shall be automatically provided to shareholders if required by law or pursuant to the effective registration of any securities offering of PURE as provided for by the Securities Act of 1933, as amended, or any regulations promulgated thereunder, or the securities laws of any state in which the Corporation shall offer and sell its securities.

        Such quarterly reports shall include unaudited financial statements including a balance sheet, an income statement, a cash flaw statement and a statement of shareholders’ equity, and said quarterly reports may also include a summary description of any major business or other events, activities, occurrences or results affecting the condition of PURE during the fiscal quarter to which such report pertains.

ARTICLE IX - GENERAL CORPORATE MATTERS

Section 1 — Amendment of the Articles of Incorporation

        The Articles of Incorporation of PURE may be amended by any of the means set forth in this Section 1 so long as such amendment is not contrary to California law. Any amendment of the Articles of Incorporation, including increasing the number or classes of shares of stock or other securities of the corporation authorized therein, may be proposed to the Board of Directors by the holders of any percentage exceeding five percent (5%) of the outstanding shares of PURE entitled to vote, and must then be approved by the Directors of the corporation, and must then be approved by the holders of any percentage exceeding fifty percent (50%) of the outstanding shares of PURE entitled to vote.

        Alternately, any such amendment, including increasing the number or classes of shares of stock or other securities of the corporation authorized therein, may be made through the written consent of a simple majority of the Directors and the written consent of the holders of any percentage exceeding fifty percent (50%) of the outstanding shares of PURE entitled to vote, without any meetings of the Directors and shareholders or notices thereof. Upon such written consent by the Directors and shareholders, any such amendment to the Articles of Incorporation shall become effective upon the filing thereof.

Section 2 — Certificates for Shares

        A certificate representing the ownership of the appropriate number of shares of the capital stock in PURE shall be issued to each shareholder whose shares are fully paid, and the Board of Directors may authorize the issuance of certificates for shares as partly paid, provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. Certificates issued for non-voting shares shall include language setting forth this restriction pursuant to the issuance and holding of such shares. Additionally, certificates for shares shall also include language setting forth any restrictions which apply to the reoffering, resale, transfer, pledging, hypothecation, assignment or other disposition of such shares.

        All certificates shall be signed on behalf of PURE by the Chairman of the Board of Directors or by the President or a Vice President of PURE, and shall also be signed by the Treasurer or the Secretary of the Corporation. Any or all of the signatures on the certificate may be facsimile.

        In case any Director or Officer of the Corporation who has signed, or whose facsimile signature has been placed on, a certificate for shares shall have ceased to be a Director or Officer of PURE before such certificate is issued, such certificate may be issued by PURE with the same effect as if that person were a Director or Officer on the date of issue.

Section 3 — Transfer of Shares

        The reoffering, resale, transfer, assignment, hypothecation, pledging, or other disposition of the shares of capital stock in PURE may be restricted pursuant to the terms and conditions of a duly executed shareholders’ agreement or pursuant to federal or state securities laws.

        In the event that any and all applicable regulations and terms and conditions restricting the reoffering, resale, transfer, assignment, hypothecation, pledging, or other disposition of certain shares of capital stock in PURE are met, then PURE or its duly authorized transfer agent or registrar shall register a certificate for shares presented to it for transfer if the certificate is properly endorsed by the shareholder of record of such shares or by his or her duly authorized attorney-in-fact.

        Subject to. such restrictions, upon the surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession or authority to transfer to PURE, its transfer agent or its registrar, it shall be the duty of PURE, its transfer agent or its registrar to issue a new certificate for shares to the person entitled thereto, and to cancel the old certificate, which shall be maintained with the corporate records.

        Subject to the aforementioned restrictions, every such transfer shall be entered into the stock transfer book of PURE, which shall be kept and maintained at the principal executive office of the Corporation or at the office of the transfer agent or registrar of PURE.

Section 4 — Lost Certificates

        Except as provided for in this Section 7, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to PURE and canceled. In case any certificate for shares or certificate for any other securities of PURE is lost, stolen or destroyed, the Board of Directors may authorize the issuance of a replacement certificate under such terms and conditions as the Directors may require, including any provisions for the indemnification of PURE, secured by bond or other adequate security, sufficient to protect PURE against any claim that may be made, including any expense or liability, resulting from the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

Section 5 — Representation of Shares of Other Corporations

        The Chairman of the Board of Directors, the President, any Vice President, or any other person authorized by a resolution of the Board of Directors, is authorized to vote on behalf of PURE any and all shares of any other corporation or corporations, foreign or domestic, owned in the name of PURE.

Section 6 — Business Combinations

        The Directors and Officers of PURE shall observe certain restrictions regarding certain mergers, consolidations, asset sales, tender offers and other “business combinations” involving PURE. Business combinations are defined as:

(a)	any merger or consolidation of PURE with an interested shareholder, for the purposes of this Section 11, the term “interested shareholder” being defined as a holder of at least five percent (5%) of PURE’ voting stock;

(b)	any sale, lease or similar disposition to an interested shareholder of any asset of the Corporation constituting at least five percent (5%) of the total assets of PURE;

(c)	the issuance or transfer by PURE of any securities of PURE to an interested shareholder in return for cash or other property, being at least five percent (5%) of the total assets of the Corporation;

(d)	adoption of any plan to dissolve or liquidate the Corporation proposed by an interested shareholder; or

(e)	any reclassification of securities or recapitalization of PURE or merger whereby the percentage of shares of any interested shareholder is. increased.

        Business combinations with an interested shareholder must be approved by the holders of at least sixty percent (60%) of the shares entitled to vote, unless the business combination is approved in advance by those persons then on the Board of Directors who were Directors immediately prior to the time the interested shareholder first became an interested shareholder and who would have constituted a majority of the Board of Directors at that time, known as “a majority of the Continuing Directors”, or certain minimum “fair price” requirements are met.

Section 7 — Construction and Definitions

        These Bylaws shall be governed by the general provisions, rules of construction, and definitions of the laws of the State of California.

Section 8 — Amendment By Directors

        These Bylaws and any Article, Section, or part hereof, may be amended or repealed by the assenting vote or written consent of a simple majority of the Board of Directors.

ARTICLE XI — SEVERABILITY

Section 1 — Severability

        The Articles and Sections of these Bylaws are severable, and any Article, Section, or part thereof, which shall be deemed by a court or authority of competent jurisdiction to be contrary to, or in conflict with, applicable federal law or California law or statute, shall not alter or affect the validity of any other Article, Section, or part thereof except to the extent of any such conflict.